UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2016

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, SD  57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2016, the Board of Directors (the “Board”) of Meta Financial Group, Inc. (the “Company”), at the recommendation of the Nominating Committee of the Board, appointed Becky S. Shulman to the Board for a term expiring at the Company’s 2018 Annual Meeting of Stockholders, or until her respective successor is elected or qualified or until her earlier resignation or removal.  Ms. Shulman was also named to the Board’s Audit, Compensation and Nominating Committees.  The Board and Committee appointments will be effective on September 30, 2016.

Ms. Shulman will participate in the compensation arrangements for non-employee directors as described in the "Compensation of Directors" section of the Company’s proxy statement for its 2015 annual meeting of stockholders which was filed on December 14, 2015, except that retainer fees for 2015 will be prorated to represent four months of Board service.  In addition, on September 30, 2016, the effective date of her appointment to the Board, Ms. Shulman will receive a grant of 183 shares of the Company’s fully vested restricted common stock, representing a four-twelfths prorated award of the 550 shares granted to non-employee directors for their service on the Board for the 12 months ended January 31, 2017.

There are no arrangements or understandings among Ms. Shulman and any other persons pursuant to which Ms. Shulman was appointed to the Board and Ms. Shulman does not have any relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, on September 27, 2016, Troy Moore III resigned from the Company’s Board and from his role as MetaBank’s Executive Vice President of Retail Banking, effective September 30, 2016, to pursue other opportunities.  Mr. Moore’s decision not to stand for re-election was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Moore’s resignation, the Company and MetaBank entered into a Separation and General Release Agreement (the “Separation Agreement”) dated as of September 30, 2016.  Under the terms of the Separation Agreement, the Company will pay Mr. Moore separation pay in the amount of $408,067, payable in a single lump sum payment.  Pursuant to the Separation Agreement, Mr. Moore agreed to provide a maximum of 200 hours of consulting services to MetaBank during the 180-day period following the effective date of the Separation Agreement and agreed to certain restrictive covenants, including a 12 month restriction on solicitation of MetaBank employees. On the terms set forth in the Separation Agreement, Mr. Moore agreed to release MetaBank and the Company from all claims, and agreed not to bring any action or litigation against MetaBank or the Company.  The foregoing brief description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

For additional information regarding Ms. Shulman’s appointment to the Company's Board and Mr. Moore’s resignation from the Company’s Board and from his role as MetaBank’s Executive Vice President of Retail Banking, please see the Company's press release, dated September 30, 2016, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation and General Release Agreement dated as of September 30, 2016, by and among the Company, MetaBank and Troy Moore III.
99.1	Press Release dated September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer
and Secretary

Dated: September 30, 2016

EXHIBIT LIST

Exhibit No.	Description

10.1	Separation and General Release Agreement dated as of September 30, 2016, by and among the Company, MetaBank and Troy Moore III.
99.1	Press Release dated September 30, 2016.